UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 1, 2017

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2017, a definitive merger agreement (“Merger Agreement”) was entered into by and among Patriot National Bancorp, Inc. (“Patriot” or the “Company”), Patriot Bank, N. A., a wholly-owned subsidiary of Patriot (“Patriot Bank”), Prime Bank, a Connecticut bank headquartered in Orange, CT (“Prime Bank”) (PMHV:US) and a stockholder representative of Prime Bank. Pursuant to the Merger Agreement, Prime Bank will merge into Patriot Bank and existing stockholders of Prime Bank will receive aggregate cash consideration (“Merger Consideration”) equal to 115% of Prime Bank’s tangible book value as of the closing date which is anticipated to be in the fourth quarter 2017. Moreover, all outstanding stock options of Prime Bank will be settled by cash payment in an amount equal to the amount by which the per share Merger Consideration exceeds the exercise price of each stock option. Dissenting stockholders of Prime Bank will have appraisal rights as provided under the Connecticut Business Corporation Act.

This transaction is subject to customary regulatory approvals and approval of the shareholders of Prime Bank.

Upon closing, the acquisition will result in a new Patriot branch located in the Town of Orange, New Haven County, Connecticut.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On August 2, 2017, Patriot issued a press release, attached hereto as Exhibit 99.1, regarding the acquisition of Prime Bank.

The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Patriot National Bancorp, Inc., dated August 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: August 2, 2017	By:	/s/ Richard Muskus
Name: Richard Muskus
Title: President